Exhibit 4.4

	ONE SHELL PLAZA	AUSTIN
	910 LOUISIANA	DALLAS
	HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234	DUBAI HONG KONG HOUSTON LONDON
077524.0101	FAX +1 713.229.1552	MOSCOW
	www.bakerbotts.com	NEW YORK
RIYADH
WASHINGTON

May 25, 2006	Gray Jennings
TEL +1 713-229-1640
FAX +1 713-229-2740
gray.jennings@bakerbotts.com

True Energy Trust

2300, 530-8th Avenue S.W.

Calgary, AB T2P 3S8

Re:                               Registration Statement on Form F-80

Ladies and Gentlemen:

We hereby consent to the reference to our firm name and the use of our opinion under the section entitled “The Arrangement - United States Federal Income Tax Considerations” contained in the information circular of Shellbridge Oil & Gas, Inc. dated May 24, 2006, filed as part of the Registration Statement on Form F-80 of True Energy Trust registering its Trust Units under the Securities Act of 1933, as amended.

Sincerely,